    INDEPENDENT CONTRACTOR SERVICES AGREEMENT

    This Independent Contractor Services Agreement (this “Agreement”) is entered into effective as of April 5, 2021 (the “Effective Date”) by and between Inseego Wireless, Inc., a Delaware corporation and its successors or assignees (“Inseego”) and TechCXO, LLC, a Georgia limited liability company (the “Contractor”).

1.Engagement of Services. Inseego may from time-to-time issue statements of work or Statement of Works (“Statement of Work(s)”) in the form attached to this Agreement as Exhibit A. Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Statement of Work(s) accepted by Contractor (the “Project(s)”) by the completion dates set forth therein. The manner and means by which Contractor chooses to complete the Projects are in Contractor's sole discretion and control. Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects. In completing the Projects, Contractor agrees to provide its own equipment, tools and other materials at its own expense. Inseego will make its facilities and equipment available to Contractor when necessary. Contractor shall perform the services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time which the Contractor deems appropriate. Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Inseego's prior written consent. If Contractor is not a natural person, then before any Contractor employee or consultant performs services in connection with this Agreement, the employee or consultant and Contractor must have entered into a written agreement expressly for the benefit of Inseego and containing provisions substantially equivalent to this section and to Section 4 below.
2.Compensation. Inseego will pay Contractor a fee for services rendered under this Agreement as set forth in the Statement of Work(s) undertaken by Contractor. Upon termination of this Agreement for any reason, Contractor will be paid fees on a proportional basis as stated in the Statement of Work(s) for work which is then in progress, to and including the effective date of such termination. Unless other terms are set forth in the Statement of Work(s) for work which is in progress, Inseego will pay the Contractor for services and will reimburse the Contractor for previously approved expenses within thirty (30) days of the date of Contractor's invoice.
3.Independent Contractor Relationship. Contractor's relationship with Inseego will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Contractor is not the agent of Inseego and is not authorized to make any representation, contract, or commitment on behalf of Inseego. Contractor will not be entitled to any of the benefits which Inseego may make available to its employees, such as group insurance, profit-sharing or retirement benefits. Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor's performance of services and receipt of fees under this Agreement. Inseego will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law: Because Contractor is an independent contractor, Inseego will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker's

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compensation insurance on Contractor's behalf. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Contractor, its agents or employees under this Agreement. Contractor hereby agrees to indemnify and defend Inseego against any and all such taxes or contributions, including penalties and interest. Contractor is free to enter any contract to provide services to other business entities, except any contract which would induce Contractor to violate this Agreement.
4.Trade Secrets - Intellectual Property Rights.
4.1Proprietary Information. Contractor agrees during the term of this Agreement and thereafter that it will take all steps reasonably necessary to hold Inseego's Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Proprietary Information to any third party without first obtaining Inseego's express written consent on a case-by-case basis. By way of illustration but not limitation “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of employees of Inseego. Notwithstanding the other provisions of this Agreement, nothing received by Contractor will be considered to be Inseego Proprietary Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Contractor from a third party without confidential limitations; (3) it has been independently developed for Contractor by personnel or agents having no access to the Inseego Proprietary Information; or (4) it was known to Contractor prior to its first receipt from Inseego.
4.2Third Party Information. Contractor understands that Inseego has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Inseego's part to maintain the confidentiality of such information and use it only for certain limited purposes. Contractor agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Inseego personnel who need to know such information in connection with their work for Inseego) or to use, except in connection with Contractor's work for Inseego, Third Party Information unless expressly authorized in writing by an officer of Inseego.
4.3No Conflict of Interest; Inseego System. Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Contractor's obligations under this Agreement or the scope of services rendered for Inseego. Contractor warrants that to the best of its knowledge, there is no other existing contract or duty on Contractor's part inconsistent with this Agreement. Contractor further agrees not to disclose to Inseego, or bring onto Inseego's premises, or induce Inseego to use any confidential information that belongs to anyone other than Inseego or Contractor.
4.4Work Product. As used in this Agreement, the term “Work Product” means any Invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. Contractor agrees to disclose promptly in writing to Inseego, or any person designated by Inseego, all Work Product which is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Inseego (“Inseego Work Product”). Contractor agrees that any and all Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be the sole and exclusive property of Inseego.
4.5Assignment of Inseego Work Product. Contractor irrevocably assigns to Inseego all right, title and interest worldwide in and to the Inseego Work Product and all applicable intellectual property rights related to the Inseego Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Contractor retains no rights to use the Inseego Work Product and agrees not to challenge the validity of Inseego's ownership in the Inseego Work Product.
4.6Waiver of Assignment and License of Other Rights. If Contractor has any rights to the Inseego Work Product that cannot be assigned to Inseego, Contractor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Inseego with respect to such rights, and agrees, at Inseego's request and expense, to consent to and join in any action to enforce such rights. If Contractor has any right to Inseego Work Product that cannot be assigned to Inseego or waived by Contractor and to the extent deliverables provided to Inseego hereunder include any other Work Product, Contractor unconditionally and irrevocably grants to Inseego during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights in all such Work Product.
4.7Assistance. Contractor agrees to cooperate with Inseego or its designee(s), both during and after the term of this Agreement, in the procurement and maintenance of Inseego's rights in Inseego Work Product and to execute, when requested, any other documents deemed necessary by Inseego to carry out the purpose of this Agreement. In the event that Inseego is unable for any reason to secure Contractor’s signature to any document required to apply for or execute any patent, copyright, or other applications with respect to any Inseego Work Product (including improvements, renewals, extensions, continuations, divisions, or continuations in part thereof), Contractor hereby irrevocably designates and appoints Inseego and its duly authorized officers and agents as its agents and attorneys in fact to act for and in its behalf and instead of Contractor to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by Contractor.

4.8Enforcement of Proprietary Rights. Contractor will assist Inseego in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Inseego Work Product in any and all countries. To that end Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Inseego may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Contractor will execute, verify and deliver assignments of such Proprietary Rights to Inseego or its designee. Contractor's obligation to assist Inseego with respect to Proprietary Rights relating to such Inseego Work Product in any and all countries shall continue beyond the termination of this Agreement, but Inseego shall compensate Contractor at a reasonable rate after such termination for the time actually spent by Contractor at Inseego's request on such assistance.
5.Contractor Representations and Warranties. Contractor represents and warrants that the services hereunder will be performed (i) with requisite skill, qualifications and experience, (ii) to the best of Contractor’s ability, and (iii) at the highest professional standards in the field, to Inseego’s satisfaction. Contractor also hereby represents and warrants that (a) the Inseego Work Product will be an original work of Contractor and any third parties will have executed assignment of rights reasonably acceptable to Inseego; (b) neither the Inseego Work Product nor any element thereof will infringe the Intellectual Property Rights of any third party; (c) neither the Inseego Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the Inseego Work Product to third parties; (e) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Contractor will take all necessary precautions to prevent injury to any persons (including employees of Inseego) or damage to property (including Inseego's property) during the term of this Agreement; and (g) should Inseego permit Contractor to use any of Inseego's equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Contractor shall be responsible for any injury to any person (including death) or damage to property (including Inseego's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Inseego in permitting its use.
6.Indemnification. Each party shall indemnify and hold the other harmless against any and all third-party claims, costs, expenses, losses, and liabilities claimed by third parties, arising out of misrepresentations, acts, or omissions of the indemnifying party, and Inseego shall indemnify and hold Contractor harmless against any and all third party claims, costs, expenses, losses, and liabilities claimed by third parties, arising out of the providing of the products or services referenced in this Agreement, except for instances of fraud, gross negligence, or willful misconduct.
7.Insurance. Contractor, at its sole cost and expense, shall maintain appropriate insurance with: (i) commercial general liability broad form coverage, including Contractual Liability, Contractor's Protective Liability and Personal Injury/Property Damage Coverage in a combined single limit of not less than $2,000,000; (ii) workers’ compensation insurance as required by applicable law as well as employer’s liability insurance with limits of $1,000,000 per occurrence;

(iii) if the use of automobiles is required, Contractor shall maintain during the term of this Agreement commercial automobile liability insurance, with limits of at least $1,000,000 for bodily injury, including death, to any one person, and $1,000,000 on account of any occurrence, and $1,000,000 for each occurrence of property damage; and (iv) if the Services include professional or personal services, professional liability coverage in the amount of $1,000,000 per claim, which coverage shall be maintained for at least one (1) year after termination or expiration of this Agreement.
A Certificate of Insurance indicating such coverage shall be delivered to Inseego upon request. The Certificate shall indicate that the policy will not be changed or terminated without at least thirty (30) days’ prior notice to Inseego, shall name Inseego as an additional named insured and shall also indicate that the insurer has waived its subrogation rights against Inseego.
8.Termination.
8.1Termination by Inseego. Inseego may terminate this Agreement or any Statement of Work at its convenience and without any breach by Contractor upon thirty (30) days' prior written notice to Contractor. Inseego may also terminate this Agreement and Statements of Work immediately in its sole discretion upon Contractor's material breach of Section 4.
8.2Termination by Contractor. Contractor may terminate this Agreement at any time that there is no uncompleted Statement of Work in effect upon fifteen (15) days' prior written notice to Inseego.
8.3Return of Inseego Property. Upon termination of the Agreement or earlier as requested by Inseego, Contractor will deliver to Inseego any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Inseego Work Product, Third Party Information or Proprietary Information of Inseego. Contractor further agrees that any property situated on Inseego's premises and owned by Inseego, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Inseego personnel at any time with or without notice.
9.Government or Third Party Contracts.
9.1Government Contracts. In the event that Contractor shall perform services under this Agreement in connection with any Government contract in which Inseego may be the prime contractor or subcontractor, Contractor agrees to abide by all laws, rules and regulations relating thereto. To the extent that any such law, rule or regulation requires that a provision or clause be included in this Agreement, Contractor agrees that such provision or clause shall be added to this Agreement and the same shall then become a part of this Agreement.
9.2Security. In the event the services of the Contractor should require Contractor to have access to Department of Defense classified material, or other classified material in the possession of Inseegos's facility, such material shall not be removed from Inseego's facility. Contractor agrees that all work performed under this Agreement by Contractor which involves the use of classified material mentioned above shall be performed in a secure fashion (consistent with applicable law and regulations for the handling of classified material) and only at Inseego's facility.
9.3Ownership. Contractor also agrees to assign all of its right, title and interest in and to any Work Product to a Third Party, including without limitation the United States, only to the extent specifically directed by Inseego.
10.Non-Solicitation. Each party agrees that during the Term of this Agreement and for a period of 12 months following the termination or expiration of this Agreement, it shall not make any solicitation to employ the other party's personnel without written consent of the other party. For the purposes of this clause, a general advertisement or notice of a job listing or opening or other similar general publication of a job search or availability to fill employment positions, including on the internet, shall not be construed as a solicitation or inducement, and the hiring of any such employees or independent contractor who freely responds thereto shall not be a breach of this clause. In the event an employee is solicited, offered employment or hired in violation of this Agreement, the breaching party shall pay to the other party as liquidated damages a fee equal to 35% of the employee’s yearly compensation within 30 days of written notice of such violation.
11.Limitation of Liability. Except for indemnification obligations, and instances of fraud, gross negligence, or willful misconduct each party agrees that the other party’s total liability arising out of this agreement or otherwise in connection with any consulting services, shall in no event exceed the fees paid by client to Contractor prior to the first event or occurrence giving rise to such liability, and shall in no event exceed the total amount of fees paid by client to Contractor under this agreement. Each party acknowledges and agrees that the essential purpose of this section is to allocate the risks under this agreement between the parties and limit potential liability given the fees, which would have been substantially higher if consultant were to assume any further liability other than as set forth herein. Contractor has relied on these limitations in determining whether to provide client the consulting services provided for in this agreement.
12.Limitation of Remedies. Inseego’s sole and exclusive remedy for any claim against Contractor with respect to the quality of the services provided by Contractor under this Agreement (other than as a result of fraud, gross negligence, or willful misconduct) shall be, at Contractor’s option, re-performance of the consulting services or termination of the engagement and return of the portion of the fees paid to Contractor by Inseego for the nonconforming portion of the consulting services. In order to receive warranty remedies, deficiencies in the services must be reported to Contractor in writing within 60 days of completion of that portion of the services. In the absence of any such notice, the services shall be deemed satisfactory to and accepted by Inseego.
13.General Provisions.
13.1Choice of Law, Arbitration, Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of California, without giving effect to the principles of conflict of laws. Except for attempts by either party to enforce the provisions of Section 4, which may be pursued, among other ways, through the federal and state judicial systems, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance, or breach of this agreement, including any claim based on contract, tort, or statute, shall be resolved, at the request of any party to this agreement, by final and binding arbitration administered by and in accordance with the then existing rules and procedures of the American Arbitration Association, as the exclusive method of dispute resolution. The arbitration shall take place in San Diego County, California. Judgment upon any reward rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The parties agree to submit to the jurisdiction of, and venue in, the federal and state courts of San Diego County in California in any dispute arising out of or relating to this Agreement.
13.2Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
13.3No Assignment. This Agreement may not be assigned by Contractor without Inseego's consent, and any such attempted assignment shall be void and of no effect. Inseego may freely assign this Agreement.
13.4Notices. All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this section.
13.5Injunctive Relief. A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Inseego for which there may be no adequate remedy at law, and Inseego is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.
13.6Survival. The following provisions shall survive termination of this Agreement: Section 4 (including all subsections), Section 5 and Section 6. In addition, all rights and obligations that have accrued as of the time of termination shall survive termination.
13.7Export. Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from Inseego or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

13.8Waiver. No waiver by Inseego or Consultant of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Inseego or Consultant of any right under this Agreement shall be construed as a waiver of any other right. Neither Inseego nor Consultant shall be required to give notice to enforce strict adherence to all terms of this Agreement.
13.9Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The terms of this Agreement will govern all Statement of Works and services undertaken by Contractor for Inseego.
    In Witness Whereof, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

Inseego:        Contractor:

Inseego Wireless, Inc.        TechCXO, LLC,

By:/s/ Dan Mondor        By: /s/ Robert G. Barbieri
Name: Dan Mondor        Name: Robert G. Barbieri
Title: Chief Executive Officer                Title: Lead Partner

Address:    9710 Scranton Road, Suite 200        Address:    75 5th St NW, Suite #3515
        San Diego, CA 92121                Atlanta, GA 30308
Tel: (858) 812-3400        Tel: (612) 961-8756

EXHIBIT A

STATEMENT OF WORK

This Statement of Work is agreed upon in connection with, and governed by, the Independent Contractor Services Agreement between Inseego Wireless, Inc. (“Inseego”) and TechCXO, LLC (“Contractor”) dated as of March 31, 2021 (the “Agreement”). Capitalized terms used herein not otherwise defined, shall have the meaning ascribed thereto in the Agreement.

Services

Contractor will engage and provide Bob Barbieri to act as interim Chief Financial Officer for Inseego Corp. This assignment will be focused on fulfilling the broad CFO responsibilities of the role and aligned with the priorities discussed with the Chief Executive Officer and Audit Committee Chair for Inseego Corp. Additional transition assistance may also be provided beyond the interim assignment period.

Particular focus will be placed on insuring a stable and scalable finance and accounting operation as well as partner with the management team for continued growth and scaling as well as refine a well-developed infrastructure for future growth needs.

Term of Statement of Work

The term of this Statement of Work shall begin on April 5, 2021 and continue until June 30, 2021, after which it shall renew on a month-to-month basis until terminated by either party.

Payment of Fees and Expenses. Fee will be based on a rate of $380 per hour; provided that fees for any hours in excess of 100 hours per month need to be approved in advance by the CEO of Inseego and shall be paid in immediately vested, freely tradeable shares of Inseego Common Stock.

Upon execution of this agreement $10,000 will be billed for startup activities of which $2,000 to be applied to the final invoice under this agreement.

Inseego shall reimburse Contractor for actual, reasonable travel, lodging, and out-of-pocket expenses incurred with Contractor’s prior written approval. Mileage rates will conform to the IRS standard rate schedule.

Additional Personnel

In addition to the service of Bob Barbieri as interim CFO, where required, Contractor we will provide additional resources as may be needed at the following hourly rates:

Secondary Partner        $250
Director/Controller Assistance    $160

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Any additional personnel must be approved in advance by Inseego and will be subject to an additional Statement of Work.

NOTE:     This Statement of Work is governed by the terms of an Independent Contractor Services Agreement in effect between Inseego and Contractor. Any item in this Statement of Work which is inconsistent with that Agreement is invalid.

Inseego:        Contractor:

Inseego Wireless, Inc.        TechCXO, LLC,

By: /s/ Dan Mondor        By:/s/ Robert G. Barbieri
Name: Dan Mondor        Name: Robert G. Barbieri
Title: Chief Executive Officer                Title: Lead Partner

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